UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2021, T2 Biosystems, Inc., a Delaware corporation (the “Company”), announced the modification of Option One (the “Modification”), under its existing cost sharing contract (the “BARDA Contract”) with the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (“BARDA”). Pursuant to the Modification, dated April 30, 2021, the Company and BARDA have agreed to accelerate product development by modifying the contract to advance future deliverables into the currently funded Option 1 of the BARDA Contract for T2NxT, T2Biothreat, T2Resistance and T2AMR. The Modification does not change the overall total potential value of the BARDA Contract.

The foregoing summary is qualified in its entirety by reference to the Modification, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2021.

Item 2.02 Results of Operations and Financial Condition

On May 6, 2021, T2 Biosystems, Inc. (the “Company”) issued a press release announcing preliminary estimated financial results for its fiscal quarter ending March 31, 2021. A copy of the Company’s press release is furnished with this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly stated by specific reference in such a filing.

Item 8.01 Other Events.

On May 6, 2021, the Company reported the following unaudited first quarter 2021 financial results:

•	Total revenue of $7.0 million, an increase of 173% compared to the prior year period.

•	Product revenue of $4.7 million, an increase of 345% compared to the prior year period.

•	Research and contribution revenue for the first quarter of 2021 was $2.3 million, an increase of 54% compared to the prior year period.

•	Operating expenses for the first quarter of 2021 were $10.9 million, a decrease of $0.6 million compared to the prior year period

•	Cash, equivalents, marketable securities and restricted cash were $43.9 million as of March 31, 2021.

•	Increased U.S. sepsis test utilization by 85% compared to the prior year period

•	Sold 4 T2Dx® Instruments during the first quarter, including 1 in the U.S. and 3 internationally

•	Confirmed the T2SARS-CoV-2TM Panel is capable of detecting the India B.1.617 variant of the SARS-CoV-2 virus based on sequence alignments and in silico analysis.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued May 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer